AMENDMENT NO. 5



            This Amendment No. 5 entered into as of August 31, 1998 (this "Amendment") by and among GALAXY TELECOM, L.P., ("GTLP"), GALAXY TELECOM CAPITAL CORP. ("Capital Corp."; and together with GTLP, the "Borrower"), the financial institutions party to the Amended and Restated Loan
      Agreement referred to below (the "Lenders"), and FLEET NATIONAL BANK ("Fleet"), a national banking association organized under the laws of the United States of America, as agent for itself and the other Lenders (the "Agent"). Capitalized terms used but not otherwise expressly defined herein shall have the meanings assigned thereto in the Loan Agreement (as such term is defined below).

      PRELIMINARY STATEMENTS:

            WHEREAS, the Borrower, the Lenders, and the Agent have entered into an Amended and Restated Loan Agreement dated as of September 28, 1995, as amended by Amendment No. 1 dated as of October 21,1996, Amendment No. 2 dated as of March 28, 1997, Amendment No. 3 dated as of November 14, 1997 and Amendment No. 4 dated as of March 27, 1998 (as amended, the "Loan Agreement"). Capitalized terms used herein and not otherwise defined shall have the meanings specified in the Loan Agreement;

            WHEREAS, the Borrower has requested that the Lenders amend certain provisions of the Loan Agreement;

            NOW, THEREFORE, in consideration of the mutual covenants herein contained and good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

      1. New Lender. Simultaneously herewith, The First National Bank of Chicago (the "New Lender") and Fleet shall each enter into a Substitution Agreement with ING pursuant to the terms of Section 9.11 of the Loan Agreement. Following the execution of such Substitution Agreement, ING shall no longer be a Lender and shall have no Commitment and no Pro Rata Share.

            2.    [Intentionally omitted]

      3. Amendment. The parties hereto agree that the Loan Agreement is hereby amended as follows:

            (a) Total Indebtedness and Senior Indebtedness Coverage. Effective as of the date hereof, Section 5.1.10 of the Loan Agreement is hereby amended by replacing the required ratios for the period from July 1, 1998 through the periods set forth below with the ratios set forth below opposite such period:

                                          Total             Senior
                                          Indebtedness            Indebtedness
                                          Ratio             Ratio

July 1, 1998 through                      7.00:1.00                 2.40:1.00
September 30, 1998

October 1, 1998 through                   7.00:1.00                 2.25:1.00
December 31, 1998

January 1, 1999 through                   6.75:1.00                 2.00:1.00
March 31, 1999

April 1, 1999 through                     6.50:1.00                 2.00:1.00
June 30, 1999

July 1, 1999 through                      6.00:1.00                 2.00:1.00
December 31, 1999

January 1, 2000 and thereafter            5.75:1.00                 2.00:1.00

            (b) Total Indebtedness per Subscriber. Effective as of the date hereof, clause (B) of Section 5.1.11 of the Loan Agreement is hereby amended to read as follows:

                        "(B) $1,100:1.00 for the period from September 30, 1998 through June 30, 1999,"

            (c) Interest  Coverage.  Effective  as of the date  hereof,  Section
      5.1.12 of the Loan Agreement is hereby amended by deleting the period "October 1, 1998 through December 31, 1998" and the period "January 1, 1999 through December 31, 1999" and the ratios for such periods and by substituting the following in place thereof:

                  October 1, 1998 through                   1.25:1.00
                  December 31, 1998

                  January 1, 1999 through                   1.25:1.00
                  June 30, 1999

                  July 1, 1999 through                      1.60:1.00
                  December 31, 1999

      (d) Restoration of Revolver. Effective as of the date hereof, the defined term "Conversion Date" set forth in the Loan Agreement is amended to mean "June 30, 1999". Notwithstanding anything to the contrary set forth in the Loan Agreement, upon the consummation of any System Asset Sale after the date hereof, the Borrower shall apply the net proceeds received by the Borrower therefrom to repay the Revolving Loans. Thereafter, the Borrower shall not be permitted, without the prior written consent of all of the Lenders, to borrow Revolving Loans if the aggregate outstanding principal balance of the Revolving Loans following such borrowing would exceed the lesser of (i) $55,900,000 less the aggregate principal amount of net proceeds applied to repay Revolving Loans pursuant to the foregoing sentence, or (ii) an amount such that the Borrower would, following such borrowing, not be in compliance with the financial covenants set forth in Sections 5.1.10 through 5.1.15 of the Loan Agreement calculated pro forma as though such borrowing and all other borrowings during the fiscal quarter in which such borrowing is made had been outstanding on the last day of the immediately preceding fiscal quarter (it being understood and agreed that, with respect to a borrowing occurring during a fiscal quarter in which the Borrower has consummated a System Asset Sale, the Borrower shall, not less than two days prior to such borrowing, submit to the Agent a certificate in the form of Exhibit 5.3.5 to the Loan Agreement calculating the financial covenants set forth thereon as though such System Asset Sale and all other System Asset Sales made during such fiscal quarter had occurred as of the first day of the immediately preceding fiscal quarter without the Operating Cash Flow related to the sold System(s) and as though the borrowing in question and all previous borrowings occurring during such fiscal quarter had been outstanding on the last day of the immediately preceding fiscal quarter, as though the average interest rate applicable to the Loans for the period from the first day of such fiscal quarter through the date such certificate is submitted and as though the interest rate(s) applicable to the Loans as of the date such certificate is submitted continue to be applicable to the Loans and such borrowings for the remainder of the fiscal period covered by the pro forma calculation). The provisions of this subsection (d) may not be waived or amended without the prior written consent of all of the Lenders.

      (e) Principal Amortization. Notwithstanding anything to the contrary set forth in Section 2.1.2(b) of the Loan Agreement, no principal payment shall be required to be made under that Section until September 30, 1999 on which date the Borrower shall be required to make the full amount of the 6% payment required for 1998, the 4% payment required for March 31, 1999, the 4% payment required for June 30, 1999 and the 4% payment required for September 30, 1999 (for a total payment to be made on September 30, 1999 in an amount equal to 18% of the outstanding principal balance of the Revolving Loans on the Conversion Date). On December 31, 1999, the Borrower shall be required to make payment of the remaining 4% payment due under the Loan Agreement on such date and, thereafter, the amortization of the Loans shall continue in accordance with Section 2.1.2(b) of the Loan Agreement.

      (f) Commitment Reduction. The defined term "Revolving Commitment" set forth in the Loan Agreement is amended by deleting the phrase "$63,000,000" therefrom and by substituting the phrase "$55,900,000" in place thereof.

      (g) System Asset Sales and Permitted Acquisitions. The Lenders hereby consent to the System Asset Sales described on Exhibit A hereto provided that such System Asset Sales occur prior to the Conversion Date and that the proceeds thereof are applied to reduce the Revolving Loans as provided for in Section 2.1.7.2(a) of the Loan Agreement and further provided that the Agent, in its discretion, approves in writing (following its receipt of a reasonably detailed description thereof) the specific terms (including, without limitation, price) of each such System Asset Sale. The Lenders further hereby agree that the proposed System acquisitions described on Exhibit A hereto shall constitute Permitted Acquisitions under the Loan Agreement provided that the terms of Section 5.2.12.1 are complied with.

      (h) Excess Cash Flow Recapture Deferral. Notwithstanding anything to the contrary contained in Section 2.1.7.2(b) of the Loan Agreement, the Borrower shall not be required to make any principal payment with respect to its Excess Cash Flow for the 1998 fiscal year.

      (i) Capital Expenditures. Notwithstanding anything to the contrary set forth in Section 5.2.17 of the Loan Agreement, the Borrower shall be permitted to make Capital Expenditures during its 1998 fiscal year in an amount not to exceed $14,000,000 of which not more than $10,000,000 may be used with respect to the existing cable television operations of the Borrower and not more than $4,000,000 may be used in connection with the installation of fiber optic cable in Nebraska. In addition to the foregoing, and notwithstanding anything to the contrary set forth in
      Section 5.2.17 of the Loan Agreement, up to $250,000 of the Capital Expenditures otherwise permitted to be made by the Borrower during its 1999 fiscal year may be used in connection with the installation of fiber optic cable in Nebraska. Notwithstanding anything to the contrary contained in the Loan Agreement, no unexpended portion of the amounts of Capital Expenditures permitted to be made pursuant to the foregoing in a fiscal year may be carried forward to the succeeding fiscal year.

      (j) Events of Default. Notwithstanding anything to the contrary set forth in the Loan Agreement it shall constitute an immediate Event of Default if the Borrower, GTLP, GTI, LLC or Capital Corp. or any Subsidiary thereof shall, without the prior written consent of all of the Lenders, become liable for Indebtedness for Borrowed Money which the Borrower would not be permitted to have outstanding under the terms of Section 5.2.8. In addition to the foregoing, the Lenders and the Agent agree that no one of them will consent to a waiver of, amendment to or departure from the provisions of Section 6.1.14 of the Loan Agreement unless all of the Lenders consent in writing to such a waiver, amendment or departure.

      (k) Adjustment of Pro Rata Shares. Effective as of the date hereof, the Loan Agreement is hereby amended by deleting Exhibit 1.8 thereto and by substituting in place thereof a new Exhibit 1.8 in the form of Exhibit B hereto. Simultaneously herewith, the Borrower shall issue to Fleet and the New Lender new Revolving Notes to reflect the changes to Exhibit 1.8 effected by the foregoing.

      (l) Operating Cash Flow. Notwithstanding anything to the contrary contained in the Loan Agreement, from and after the date hereof, in calculating Operating Cash Flow for any fiscal period of the Borrower, there shall be excluded from such Operating Cash Flow all operating results attributable to any System which the Borrower has sold during the fiscal period in question.

      (m) Waiver of Indebtedness. The Borrower has advised the Lenders and the Agent that it has incurred Indebtedness for the purchase of vehicles which Indebtedness is owed to First National Bank of the Mid-South. The
      outstanding   principal   balance  of  such   Indebtedness   is  presently
      approximately $3,000,000. The Agent and the Lenders hereby waive compliance by the Borrower with the provisions of Section 5.2.8.5 of the Loan Agreement with respect to such Indebtedness provided that the outstanding principal balance thereof at no time after the date hereof shall exceed $3,000,000 which amount shall be reduced by the amount of each principal payment hereafter made on such Indebtedness.

            4. The Lenders hereby waive the requirement contained in Amendment No. 4 to the Loan Agreement that the Borrower pay a fee in an amount equal to $25,000 to each Lender. In consideration of the foregoing and the Lenders entering into this Amendment, the Borrower hereby agrees to pay to the Agent on the date hereof for the pro rata account of each Lender an amendment fee in an amount equal to $279,500.

            5. This Amendment is subject to the provisions of Section 9.5 of the Loan Agreement, and shall become effective, as of the date first above written, upon the satisfaction of the following conditions precedent:

      (a) receipt by the Agent of counterparts of this Amendment executed by the Borrowers and the Lenders, and counterparts of the Consent appended hereto executed by the Guarantors and payment to the Agent of the amendment fee referred to above;

      (b) such other items or documents as may be requested by the Agent or the Lenders.

            6. This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts. All parts of the Loan Agreement not affected by this Amendment are hereby ratified and affirmed in all respects, provided that if any provision of the Loan Agreement shall conflict or be inconsistent with this Amendment, the terms of this Amendment shall supersede and prevail. Upon and after the date of this Amendment all references to the Loan Agreement in that document, or in any Financing Document, shall mean the Loan Agreement as amended by this Amendment. Except as expressly provided in this Amendment, the execution and delivery of this Amendment does not and will not amend, modify or supplement any provision of, or constitute a consent to or a waiver of any noncompliance with the provisions of the Loan Agreement, and, except as specifically provided in this Amendment, the Loan Agreement shall remain in full force and effect.

            7. The Borrower hereby represents and warrants to the Lenders and the Agent that the representations and warranties set forth in Section 4 of the Loan Agreement are true and correct in all material respects as of the date hereof. The Borrower hereby agrees to indemnify and hold the Lenders, the New Lender and the Agent harmless from and against any claim, cost, damage (including without limitation consequential damages), expense (including without limitation reasonable attorneys' fees and expenses), loss, liability, or judgment now or hereafter arising as a result of any claim against the Borrower, the Lenders, the New Lender and/or the Agent arising out of the transactions contemplated by this Amendment. The provisions of this Section shall continue in effect and shall survive (among other events) any termination of this Agreement, foreclosure, a deed in lieu transaction, payment and satisfaction of the Note and other obligations of the Borrower hereunder, and release of any collateral for the Loans.

            8. This Amendment may be executed in one or more counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

            IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written, under seal.

                                    BORROWERS:

                              GALAXY TELECOM, L.P.

                                  By: Galaxy Telecom, Inc., its general partner

                                    By: /s/ J. Keith Davidson
                                        ----------------------------------
                                          Name:  J. Keith Davidson
                                          Title: EVP & CFO

                                    GALAXY TELECOM CAPITAL CORP.


                                    By: /s/ J. Keith Davidson
                                        ----------------------------------
                                          Name:  J. Keith Davidson
                                          Title: EVP & CFO


                                    LENDERS:

                                  FLEET NATIONAL BANK, as Agent and as a Lender


                                    By:  /s/  Jeffrey J. McLaughlin
                                        ----------------------------------
                                          Name: Jeffrey J. McLaughlin
                                   Title: EVP



                                    STATE STREET BANK AND TRUST COMPANY


                               By: Diane I. Nooney
                                        ----------------------------------
                                          Name: Diane I. Nooney
                                          Title:  Vice-President


                                    UNION BANK


                             By: /s/ Christine Bell
                                        ----------------------------------
                                          Name: Christine Bell
                                          Title:  Vice-President


                                    THE FIRST NATIONAL BANK OF CHICAGO


                                    By:  /s/ Richard P. Howard
                                        ----------------------------------
                                          Name: Richard P. Howard
                                          Title: Vice-President

                                  EXHIBIT A

            Permitted System Sales and Permitted System Purchases



A.    Permitted System Sales


   Disposition                Number of Subs           Closing Date

   Blackstone (S.W. GA)            2,280               September, 1998

   Blackstone (SC)                 2,821               October, 1998

   Leesville (LA)                  5,422               November, 1998

   Charter (SC)                    2,349               December, 1998

   Comcast (AL/FL/GA)              5,826               April, 1999

   New Path                        9,408               July, 1999
 _______________________    ________________________ __________________________
   TOTAL                           28,106







B.    Permitted System Purchases

      Purchase of Nebraska system with approximately 560 subscribers was approved in the last amendment.

                                    EXHIBIT B

                                     EXHIBIT 1.8

                                   PRO RATA SHARES

Lender                                                Pro Rata Share

Fleet National Bank                                   37.2947428

State Street Bank and Trust Company                   22.4080848

Union Bank                                            22.4080848

The First National Bank of Chicago                    17.8890877

                                   Schedule A


      Name of New Lender, address for notices
      and instructions for wire transfers                       Pro Rata Share


            The First National Bank of Chicago                          17.89%

                                     CONSENT

      Dated as of August 31, 1998

            Each of GALAXY TELECOM , INC., as Guarantor under an Unlimited Guaranty dated as of December 23, 1994 (as amended, the "General Partner Guaranty"), as Grantor under a Security Agreement dated as of December 23, 1994, and as Assignor under a Collateral Assignment of Contracts, Leases, Licenses, Easements, Permits and Franchises, a Collateral Assignment of Easements, and a Collateral Assignment and Pledge of Partnership Interest, each dated as of December 23, 1994 (as amended, collectively, the "General Partner Security Documents") , and GALAXY TELECOM INVESTMENTS, L.L.C., as Guarantor under an Unlimited Guaranty dated as of December 23, 1994 (as amended, the "Investments Guaranty"), as Grantor under a Security
      Agreement dated as of December 23, 1994, and as Assignor under a Collateral Assignment and Pledge of Partnership Interest dated as of December 23, 1994 (as amended, collectively, the "Investments Security Documents"), hereby consents to the foregoing Amendment No. 5 to the Loan Agreement, and hereby confirms and agrees that (i) the General Partner Guaranty and the Investments Guaranty, and each of the General Partner Security Documents and the Investments Security Documents is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that, upon the effectiveness of and on and after the date of Amendment No. 5, each reference in such Guaranty to the Loan Agreement shall mean and be a reference to the Loan Agreement as amended by Amendment No. 5, and (ii) each of the General Partner Security Documents and the Investments Security Documents and all of the collateral described therein do, and shall continue to, secure the payment of all of the Obligations (as defined therein).


                              GALAXY TELECOM, INC.


                                    By: /s/ J. Keith Davidson
                                        ----------------------------------
                                          Name:  J. Keith Davidson
                                          Title: EVP & CFO


                                    GALAXY TELECOM INVESTMENTS, L.L.C.

                                    By: /s/ J. Keith Davidson
                                        ----------------------------------
                                          Name:  J. Keith Davidson
                                          Title: EVP & CFO